Exhibit 99.1

PRESS RELEASE

SEACOR Marine Publishes 2022-2023 Sustainability Report

HOUSTON, September 7, 2023 – SEACOR Marine Holdings Inc. (NYSE:SMHI) (the “Company” or “SEACOR Marine”), a leading provider of marine and support transportation services to offshore energy facilities worldwide, today announced that it has published its 2022-2023 Sustainability Report. The report documents SEACOR Marine’s continued commitment to the environment, its employees and its responsibility as a global citizen.

SEACOR Marine’s Chief Executive Officer John Gellert commented: “Our second Sustainability Report highlights our dedication to a greener, more inclusive and socially responsible future. We are excited to share our progress in reducing carbon emissions, conserving resources and minimizing our ecological footprint. I am proud of the efforts of the Sustainability Council and all of our employees and partners for their contributions. We will continue to build upon these achievements as we strive to create positive and lasting change in our business and the maritime industry.”

Highlights from SEACOR Marine’s 2022-2023 Sustainability Report include:

•

Our Environment: SEACOR Marine is committed to reducing its carbon emissions, conserving resources and minimizing its ecological footprint. Notable achievements include the implementation of a new metric (the carbon intensity indicator) to improve fuel efficiency and reduce emissions, reporting Scope 1 and Scope 2 emissions, along with a focus on minimizing waste, such as the reduction of single-use plastic water bottles on board its vessels. SEACOR Marine continues to focus on environmental sustainability through investments in green technology and operational changes to minimize its impact.

•

Our People: SEACOR Marine believes in ensuring an inclusive culture where employees from every background can contribute to their fullest potential with equal and diversified employment opportunities for all. The Diversity, Equity and Inclusion Committee has been empowered to pursue initiatives supporting the employee experience and fostering a culture valuing diversity of life experiences and perspectives. SEACOR Marine recently published its Diversity, Equity and Inclusion Statement outlining its commitment to fostering a workplace where everyone is valued and respected.

•

Our Community: SEACOR Marine remains committed to fostering meaningful relationships within the communities it operates. The report highlights partnerships with local organizations, as well as the variety of volunteer activities and contributions to social welfare programs through the Company and Employee Giving Program.

•

Our Suppliers: SEACOR Marine places great emphasis on upholding ethical and safety standards throughout its business and continues to work with its suppliers to ensure that these standards are maintained throughout the supply chain. SEACOR Marine recently published its Supplier Code of Conduct and developed a Responsible Procurement Policy setting out its principles, standards, commitments and approach toward the responsible procurement of goods and services.

The report is aligned with the industry-specific standard for the oil and gas services sector as set by the Sustainability Accounting Standards Board (“SASB”) and also identifies the United Nations Sustainable Development Goals (“UN SDGs”) that most closely align with the Company’s values and responsible business practices.

To learn more about SEACOR Marine’s environmental, social and governance (“ESG”) efforts and sustainability practices, please visit SEACOR Marine’s website at https://seacormarine.com/esg.

SEACOR Marine provides global marine and support transportation services to offshore energy facilities worldwide. SEACOR Marine operates and manages a diverse fleet of offshore support vessels that deliver cargo and personnel to offshore installations, including offshore wind farms; assist offshore operations for production and storage facilities; provide construction, well work-over, offshore wind farm installation and decommissioning support; carry and launch equipment used underwater in drilling and well installation, maintenance, inspection and repair; and handle anchors and mooring equipment for offshore rigs and platforms. Additionally, SEACOR Marine’s vessels provide emergency response services and accommodations for technicians and specialists.

Certain statements discussed in this release as well as in other reports, materials and oral statements that the Company releases from time to time to the public constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by the management of the Company. These statements are not guarantees of future performance and actual events or results may differ significantly from these statements. Actual events or results are subject to significant known and unknown risks, uncertainties and other important factors, many of which are beyond the Company’s control and are described in the Company’s filings with the SEC. It should be understood that it is not possible to predict or identify all such factors. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, except as required by law. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (if any). These statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Please visit SEACOR Marine’s website at http://www.seacormarine.com for additional information.

For all other requests, contact InvestorRelations@seacormarine.com